Exhibit 99.1

TE Connectivity announces pricing of $350 million 4.625% senior notes offering

SCHAFFHAUSEN, Switzerland – July 30, 2024 – TE Connectivity Ltd. (NYSE: TEL) (“TE Connectivity”) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of $350 million aggregate principal amount of its 4.625% senior notes due 2030.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity and TEGSA on December 20, 2023, which includes a prospectus, and a prospectus supplement dated July 30, 2024.

The $350 million senior notes due 2030 will be issued at a price of 99.459% and will have a stated interest rate of 4.625% per year, payable semi-annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes, which may include the repayment of outstanding debt.

BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are joint book-running managers for this offering, which is expected to close on August 2, 2024.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov or by calling BNP Paribas Securities Corp. toll free at 1-800 854-5674, Deutsche Bank Securities Inc. toll free at 1-800-503-4611 or Goldman Sachs & Co. LLC collect at 1-866-471-2526.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements regarding the notes offering. In addition, our proposed change of incorporation from Switzerland to Ireland is subject to risks, such as the risk that the change of place of incorporation might not be completed or, if completed, that the anticipated advantages might not materialize, as well as the risks that the price of our stock could decline and our position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform (if applicable). More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 29, 2023 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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Contacts:	Media Relations:	Investor Relations:
	Eric Mangan	Sujal Shah
	TE Connectivity	TE Connectivity
	908-783-6629	610-893-9790
	Eric.Mangan@te.com	Sujal.Shah@te.com